PFF BANCORP, INC. INCREASES QUARTERLY CASH DIVIDEND

Rancho Cucamonga, Calif. - February 28, 2007 - PFF Bancorp Inc. (NYSE:PFB), the holding company for PFF Bank & Trust, Diversified Builder Services, Inc. and Glencrest Investment Advisors, Inc., today announced that its Board of Directors has increased the Company's quarterly cash dividend by $0.02 per share to $0.19 per share effective with the dividend payable on March 30, 2007 to shareholders of record as of March 16, 2007.

SOURCE:  PFF Bancorp, Inc.

Contact:

Gregory C. Talbott, Senior Executive Vice President, COO/CFO,

PFF Bancorp, Inc.

9337 Milliken Ave.

Rancho Cucamonga, CA 91729

(909) 941-5426.